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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  March 2, 1998


                 INTERNATIONAL META SYSTEMS, INC.
      (Exact name of registrant as specified in its charter)


   Delaware                 000-17945          33-0146747
(State or other            (Commission       (IRS Employer
jurisdiction of             File Number)     Identification No.)
incorporation
or organization)

                   7718 Wood Hollow Drive, Suite 150
                       Austin, Texas 78731
             (Address of principal executive office)

            Issuer's telephone number:    512-795-8825

Item 3    Bankruptcy or Receivership.

On March 2, 1998, International Meta Systems, Inc. (the "Company") filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Western District of Texas, Austin Division (Case No. 98-10782FM). The petition lists total assets for the Company of $2,254,766, and total liabilities of $7,157,462.

On February 17, 1998, the Company received a $135,000 loan from IPIQ Corporation ("IPIQ"), an unaffiliated Delaware corporation controlled by Dr. Phillip M. Neches, a former director of the Company, in return for a promissory note secured by a security agreement granting to IPIQ a lien and security interest in substantially all assets owned by the Company including the Company's contract rights and general intangibles. The loan was used to meet current operating expenses.

On March 6, 1998, the Company received a payment of $140,000 pursuant to a contract with ZSP Corporation. The ZSP contract is part of IPIQ's collateral to secure payment of the February 17, 1998, promissory note. IPIQ consented to use of the cash received from ZSP pursuant to an
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operating budget agreed between the Company and IPIQ.  The
Company may require additional financing to pay operating expenses while it operates under Chapter 11 and develops a plan of reorganization. There can be no assurance that the Company will be successful in obtaining the additional financing that will be required to permit its successful reorganization. While the Company believes it can successfully reorganize and continue operations, failure to obtain additional financing may jeopardize the Company's ability to continue in business or to successfully reorganize under the Bankruptcy Code.

This Report contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could differ materially from those contemplated by these forward-looking statements. Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in the preceding paragraph and those detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB for the fiscal year ended December
31, 1996, and the Company's quarterly report on Form 10-QSB for the quarterly periods ended March 31, June 30, and September 30,
1997, and in the Company's other public reports and statements.

Item 5         Other Events

On February 5, 1998, Dr. Phillip M. Neches resigned from the Company's board of directors. On February 11, 1998, George W. Smith resigned as the Company's chief executive officer. Mr. Smith remains a member of the Company's board of directors. Also on February 11, 1998, Dr. Lee Hoevel resigned from the Company's board of directors. Dr. Hoevel continues to serve as the Company's president and has assumed Mr. Smith's duties as chief executive officer. Neither Mr. Smith, Dr. Hoevel, nor Dr. Neches expressed any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 7         Financial Statements and Exhibits

(c)  Exhibits

10.1 Promissory Note dated February 17, 1998, from the Company to
IPIQ, filed herewith.

10.2 Security Agreement dated February 17, 1998, granting security interest in property to IPIQ, filed herewith.

99.1 Press release issued by the Company on March 3, 1998, filed herewith.
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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 17, 1998         INTERNATIONAL META SYSTEMS, INC.

                              /s/ Lee Hoevel
                              ---------------------------------
                              Lee Hoevel, President